UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

Unico American Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-03978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

5230 Las Virgenes Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	UNAM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2023, Unico American Corporation, a Nevada corporation (the “Company”), entered into a Consulting Agreement (the “Consulting Agreement”), by and between the Company and Centri Business Consulting, LLC, a Pennsylvania limited liability company (“Centri”). The Consulting Agreement is effective as of April 21, 2023 and will expire March 31, 2024, unless otherwise terminated in accordance with Section 9 (Termination) of the Consulting Agreement. Pursuant to the terms of the Consulting Agreement, Centri will provide the Company with consulting services (the “Services”) to assist in the following areas:

•	Preparation and review of financial statements for the year ended December 31, 2022;

•	Preparation and review of year-end audit workpapers as well as coordination with management, third party groups, and auditors to ensure auditor comments and requests are addressed;

•	Preparation of financial statements for interim periods and ensure that such financial statements comply with GAAP and SEC requirements; and

•	Preparation and review of interim audit workpapers as well as coordination with management.

In connection with the Services, the Company has agreed to pay Centri a retainer in the amount of $50,000. The retainer will be applied to time incurred and invoices issued, based on the hourly rates set forth on Schedule A of the Consulting Agreement.

The Consulting Agreement contains customary provisions regarding confidentiality and conflicts of interest. The Consulting Agreement is governed by the laws of the Commonwealth of Pennsylvania.

A copy of the Consulting Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the material terms of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Consulting Agreement, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2023, the Company appointed Mr. Steven Shea as Chief Financial Officer of the Company, effective immediately. Mr. Shea’s appointment fills the vacancy created by the previously-reported resignation of Ms. Jennifer Ziegler-Benjamin as the Company’s CFO effective April 30, 2023. Mr. Shea has served as President and Chief Executive Officer of the Company since October 25, 2021 and as a Board Member since November 16, 2020, and will continue in such roles. Mr. Shea will not receive any additional compensation for assuming the role of Chief Financial Officer. There are no family relationships between Mr. Shea and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement, dated April 28, 2023, by and between Unico American Corporation and Centri Business Consulting, LLC
104	Cover Page Interactive Data File (formatted as Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO AMERICAN CORPORATION (Registrant)

Date: May 2, 2023	By:	/s/ Steven Shea
	Name:	Steven Shea
	Title:	President, Chief Executive Officer and Chief Financial Officer

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